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                                                               EXHIBIT 10.82




                     SECRECY AND CONFIDENTIALITY AGREEMENT

THIS AGREEMENT is made as of this 8th day of October, 1993 by and between GEOTRAC, INC., 3900 Laylin Rd. Norwalk, Ohio 44857 (hereinafter referred to as "Geotrac"), and Kirloskar Computer Services LTD, Laxmanrao Kirloskar Rd., Pune 411003 India, (hereinafter referred to as "Vendor").

                                    RECITALS

Geotrac is a privately owned business engaged in development, research, organization, engineering, merchandising, production, marketing and sale (hereinafter along with "know-how" collectively referred to as "the secret information"), principally to financial institutions Insurance concerns and governmental agencies, and their suppliers, of a variety of computerized geographical, topographical, and other mapping products and technologies;

Geotrac has developed and obtained certain valuable technology and "know-how" relating to the field of Tax Mapping, Tax or Parcel Information Systems, Current Agricultural Use Valuation (CAUV), Flood Disaster Protection Act (FDPA) Flood Zone Determinations, Flood Disaster Protection Act (FDPA) Flood Zone Databases, 911 systems, and related Geographic Information Systems (GIS), and other such products, including process parameters and specific methodologies and programs and equipment used in the production process which "know-how" is not a matter of general knowledge and is confidential information;

Vendor, in performing its functions for Geotrac, will necessarily be given access to the secret information and "know-how", which will be identified by Geotrac as such;

Vendor understands and agrees that the use of the secret information and "know-how" by, or its disclosure to, any person or organization other than Geotrac, and its employees or contractors would be highly detrimental and damaging to Geotrac;

Vendor seeks to perform services or provide products or materials to Geotrac which will be paid for by Geotrac.

NOW, THEREFORE, in consideration of the foregoing and the mutual promises contained in this Agreement, Geotrac and Vendor do hereby agree as follows:

(1) Vendor agrees that all maps, data, and data files (whether graphic or tabular, paper or machine readable) provided by Geotrac, developed for Geotrac as interim or final products are and remain the property of Geotrac

(2) Vendor agrees that neither it nor any of its principals, subsidiaries, divisions, employees, agents, independent contractors or other persons or organizations over which it has control, will at any time during or after its relationship with Geotrac, directly or indirectly use any of the secret information or "know-how" for any purposes not associated with Geotrac's activities, or disseminate or disclose any of the secret information or "know-how" to any person or organization not connected with Geotrac, without the prior express written consent of Geotrac. Vendor also agrees that it will undertake all necessary and appropriate steps to ensure that the secrecy of the secret information and "know-how" in its possession will be maintained.







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(3) Upon termination of its relationship with Geotrac, Vendor agrees that all documents, records, notebooks and similar repositories of or containing secret information or "know-how", including copies thereof, then in its possession, whether prepared by it or others, will be delivered to Geotrac.

(4) For a period of five (5) years after termination of its relationship with Geotrac, Vendor agrees that neither it nor any of its principals, subsidiaries, divisions, employees, agents, independent contractors or other persons or organizations over which it has control, will, directly or indirectly, become engaged in the research or development, production, marketing or selling of a product, process or service relating to Tax or Current Agricultural Use Valuation (CAUV), Flood Disaster Protection Act (FDPA) Flood Zone Determinations, Flood Disaster Protection Act (FDPA) Flood Zone Databases, or 911 systems.

(5) Vendor agrees that because of the confidential and secret nature of its relationship with Geotrac and the trust that Geotrac will place in Vendor, and the damages that Geotrac is likely to sustain if such confidential information were divulged to competitors of Geotrac, Vendor shall not, at any time during the term of this Agreement, any renewal thereof, or after the termination of this Agreement, for any reason, directly or indirectly, divulge or reveal to any person, firm or corporation, any information which Vendor may have secured during the course of its association with Geotrac in regard to the secret information or "know-how" and technology used by Geotrac and that in the event Vendor shall breach this nondisclosure agreement, or in the event that such breach appears to be an imminent possibility, Geotrac shall be entitled to all legal and equitable remedies afforded it by law as a result thereof, and may, in addition to any and all other forms of relief, recover from Vendor all reasonable costs and attorneys' fees encountered by it in seeking any such remedy and Vendor further understands and agrees that damages are not an adequate remedy for breach of the provisions of this Agreement.

(6) This Agreement shall be governed for all purposes by the laws of the State of Ohio. If any provision of this Agreement is declared void or otherwise unenforceable, such provision shall be deemed to have been severed from this Agreement, which shall otherwise remain in full force and effect.

(7) This Agreement shall be binding upon the parties hereto and upon their respective executors, administrators, legal representatives, successors and assigns.

IN WITNESS WHEREOF, the parties have executed this Agreement by their duly authorized officers as of the day and year first above written.





                                  GEOTRAC, INC.



                                  By  /s/ Daniel J. White     Date:  10/8/93
                                     -----------------------        ---------
                                  President


                                  Kirloskar Computer Services LTD


                                  By  /s/ Parth Amin          Date:  10/21/93
                                     -----------------------        ---------
                                  Title

IN THE PRESENCE OF:               Managing Director           Date:  10/21/93
                                  --------------------------        ---------

                                  /s/ Illegible Signature            10/21/93




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                          STATEMENT OF CONFIDENTIALITY


Geotrac wishes to provide certain technical and operational information it considers confidential to Kirloskar Computer Services LTD, Laxmanrao Kirloskar Rd., Pune 411003 India so that the two parties may explore the possibility of a working relationship.

Kirloskar Computer Services LTD hereby agrees to maintain confidentiality in regard to any and all technical and operational information for a period of four years. In addition, Kirloskar Computer Services LTD agrees to maintain confidentiality, and not to use for its own purposes, technical and operational information it may gain through its interaction with Geotrac, for a similar period of four years, provided that such information is not previously known to Kirloskar Computer Services LTD. It is not the intention of Kirloskar Computer Services LTD to obtain such technical and operational information from Geotrac for any use other than the evaluation of a potential relationship with Geotrac.

Kirloskar Computer Services LTD agrees not to reproduce or distribute any written material, drawings, maps or machine readable data file provided to it without the express written authorization of Geotrac, and to return such material upon request.

Kirloskar Computer Services LTD hereby agrees that this agreement shall apply to all it Directors, Officers, employees and representatives.


By: /s/  Parth Amin
    ---------------------------------
Title:  Managing Director



Date:        10/21/93
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